Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1, of our report dated December 8, 2020, relating to the balance sheet of Thayer Ventures Acquisition Corporation as of August 13, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 31, 2020 (inception) through August 13, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 8, 2020